UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – May 24, 2013 (May 24, 2013)

COOPER-STANDARD HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54305	20-1945088
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

39550 Orchard Hill Place Drive, Novi, Michigan	48375
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (248) 596-5900

Check the appropriate box below in the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 8.01. Other Events.

On May 24, 2013, the Company issued a press release announcing that its Board of Directors has authorized the repurchase of up to $50 million of its common stock, 7 percent cumulative participating convertible preferred stock or warrants to purchase common stock (the “Repurchase Program”). Under the authorization, the Company can repurchase shares in the open market or through privately negotiated transactions. The timing and amount of repurchases, if any, will depend upon several factors, including market and business conditions. Share repurchases may be suspended or discontinued at any time. The Company intends to fund the Repurchase Program from its cash and cash equivalents. A copy of such press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 8.01 by reference with respect to the Repurchase Program only.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

99.1	Press release dated May 24, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

May 24, 2013

Cooper-Standard Holdings Inc.

/s/ Timothy W. Hefferon
Name:	Timothy W. Hefferon
Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press release dated May 24, 2013